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                                                                     EXHIBIT 11

                 HEALTHDYNE TECHNOLOGIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                     Three Months Ended     Six Months Ended
                                                           June 30,              June 30,
                                                     ------------------     -----------------
                                                       1997       1996       1997       1996
                                                     -------     ------     ------     ------
Primary

Net earnings                                         $ 2,202      1,320      3,481      3,097
                                                     =======     ======     ======     ======

Shares:
              Weighted average number of
                common shares outstanding             12,777     12,575     12,721     12,528
              Shares issuable from assumed
                exercise of options and warrants         748        535        677        502
                                                     -------     ------     ------     ------

              Weighted average number of
                common shares and common
                share equivalents                     13,525     13,110     13,398     13,030
                                                     =======     ======     ======     ======

Net earnings per common share
       and common share equivalent                   $   .16        .10        .26        .24
                                                     =======     ======     ======     ======

Fully Diluted

Net earnings                                         $ 2,202      1,320      3,481      3,097
                                                     =======     ======     ======     ======

Shares:
              Weighted average number of
                common shares outstanding as
                adjusted per primary
                computation above                     13,525     13,110     13,398     13,030

              Additional shares issuable from
                assumed exercise of options and
                warrants computed on a fully
                diluted basis                            130         46         95         53
                                                     -------     ------     ------     ------

                                                      13,655     13,156     13,493     13,083
                                                     =======     ======     ======     ======

Net earnings per common share
       and common share equivalent                   $   .16        .10        .26        .24
                                                     =======     ======     ======     ======



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